Exhibit 5.1

March 9, 2023

Teva Pharmaceutical Industries Limited

Teva Pharmaceutical Finance Netherlands II B.V.

Teva Pharmaceutical Finance Netherlands III B.V.

c/o Teva Pharmaceutical Industries Limited

124 Dvorah Hanevi’a Street

Tel Aviv 6944020

Israel

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as Israeli counsel for Teva Pharmaceutical Industries Limited, an Israeli corporation (the “Teva” or the “Company”), in connection with the execution and delivery by the Company of an underwriting agreement, dated March 1, 2023 (the “Underwriting Agreement”), among Teva Pharmaceutical Finance Netherlands II B.V. (the “Euro Issuer”) and Teva Pharmaceutical Finance Netherlands III B.V. (the “USD Issuer”), each a private company with limited liability organized under the laws of The Netherlands, the Company and the several underwriters named in Schedule I thereto (the “Underwriters”), relating to the sale : (i) by the Euro Issuer of €800,000,000 aggregate principal amount of the 7.375% Sustainability-Linked Senior Notes due 2029 (the “2029 Euro Notes”); and €500,000,000 aggregate principal amount of the 7.875% Sustainability-Linked Senior Notes due 2031 (the “2031 Euro Notes”, and together with the 2029 Euro Notes, the “Euro Notes”); and (ii) by the USD Issuer of $600,000,000 aggregate principal amount of the 7.875% Sustainability-Linked Senior Notes due 2029 (the “2029 USD notes”); and $500,000,000 aggregate principal amount of the 8.125% Sustainability-Linked Senior Notes due 2031 (the “2031 USD Notes”, and together with the 2029 USD Notes, the “USD Notes”, and collectively with the Euro Notes, the “Notes”). The Notes are being offered pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and have been registered under the Company’s Registration Statement on Form S-3ASR, filed with the Securities and Exchange Commission on October 27, 2021 (File No. 333-260519) (the “Registration Statement”). The Euro Notes are being issued under a senior indenture dated as of March 14, 2018, as supplemented by a fourth supplemental indenture, dated March 9, 2023, (such indenture, so supplemented, the “Euro Notes Indenture”), among the Euro Issuer, the Company and The Bank of New York Mellon, as Trustee (the “Trustee”) and The Bank of New York Mellon, London branch, as paying agent. The USD Notes are being issued under a senior indenture dated as of March 14, 2018, as supplemented by a fourth supplemental indenture, dated March 9, 2023, (such indenture, so supplemented, the “USD Notes Indenture”, and together with the Euro Notes Indenture, the “Indentures”), among the USD Issuer, the Company and The Bank of New York Mellon, as Trustee.

For purposes of the opinions hereinafter expressed, we have examined the Company’s Articles of Association and such corporate resolutions and records, as well as such other materials, as we have deemed necessary as a basis for the opinions expressed herein. Insofar as the opinions expressed herein involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of Teva and upon certificates of public officials. We have also considered such questions of Israeli law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

In making our examination and in rendering the opinions set forth below, we have assumed, without any investigation, the genuineness of all signatures on original documents of all persons, the legal competence and capacity of natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies and the legal capacity and due authenticity of all persons executing such documents, that the documents examined by us have not been amended, supplemented or otherwise modified, or determined by a court of competent jurisdiction to be illegal or void, revoked, annulled, terminated or otherwise modified and that there are no agreements or understandings among the parties, written or oral, and that there is no usage of trade or course of prior dealing among the parties that would, in either case, expand, modify, supplant or qualify or otherwise affect or be inconsistent with the terms of the Underwriting Agreement, the Indentures and the Notes (the “Operative Documents”) or the respective rights or obligations of the parties thereunder. We have assumed, without any investigation, the same to have been properly given and to be accurate, and we have assumed that all consents, minutes and protocols of meetings of the Company’s board of directors and shareholders which have been provided to us are true, accurate and have been properly prepared in accordance with the Company’s incorporation documents and all applicable laws.

Insofar as this opinion relates to factual matters, information with respect to which is in possession of the Company, we have relied (without independent investigation) upon and have assumed the truth and accuracy of the representations by the Company in the Underwriting Agreement (including the schedules thereto) and representations or certificates of, or communications with, directors, officers, employees or representatives of the Company and certain public officials. We have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion expressed herein. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

The opinions hereinafter expressed are qualified to the extent that the validity or enforceability of any of the agreements, documents or obligations referred to herein may be limited by, subject to or affected by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or by statutory or decisional law concerning recourse by creditors to security in the absence of notice and hearing, or by general equitable principles (regardless of whether enforcement is sought in equity or at law), including principles of commercial reasonableness or conceivability and an implied covenant of good faith and fair dealing, or by the discretionary powers of any court or administrative body. We do not express any opinion herein as to the availability of any equitable or other specific remedy, including specific performance, upon breach of any of the agreements, documents or obligations referred to herein.

In connection with all of the opinions expressed below, we have assumed, without any investigation, that, at or prior to the time of the delivery of the Notes, (i) the Company has received the consideration provided for pursuant to the relevant corporate action and, if applicable, the underwriting agreements; (ii) the Registration Statement (including any post-effective amendments) is effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of any such security. We have also assumed due authorization, execution and delivery of the all documents, including the Operative Documents, by the parties thereto other than the Company.

We have also assumed, other than with respect to the Company, (i) the due organization, valid corporate existence (or similar existence with respect to non-corporate entities) and good standing of each of the parties to the Underwriting Agreement under the laws of its jurisdiction of establishment, and (ii) that each of the parties to the Underwriting Agreement has all requisite power and authority (corporate, partnership or otherwise, as applicable) to execute, deliver and perform the Underwriting Agreement and the agreements, instruments and documents executed by it in connection therewith, and, to the extent applicable, has taken all action (corporate, partnership or otherwise) and obtained all consents and approvals necessary for the execution, delivery and performance by such party of the Underwriting Agreement and of the agreements, instruments and documents executed by it in connection therewith, and to effect the Indentures and the issuance of the Notes and the consummation of the transactions contemplated thereby.

Our opinions expressed below are only with respect to the specific and express legal issues addressed, and do not and are not intended to address any other legal issues. No other opinions may be implied from the specific and express opinions set forth below, nor may the taking of any actions on our part be inferred or implied unless specifically and expressly stated.

Our opinions expressed below are based upon, and limited to, our consideration of only those statutes, rules and regulations of the State of Israel which, in our experience, are normally applicable to guarantors of securities of the nature of the Notes. Whenever a statement herein is qualified by “our knowledge” or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered substantive legal services in connection with the referenced documents do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Company.

Further, the governing law of the Operative Documents is not the law of Israel and we therefore express no opinion in respect to matters governed by or construed in accordance with the laws of any jurisdiction other than the laws of the State of Israel and as to any questions of law relating to interpretation of the Operative Documents.

Based on and subject to the foregoing, we are of the opinion that Teva’s guarantees for the Notes under the Indentures are have been duly authorized and are binding obligations of Teva.

We do not purport to be expert on the laws of any jurisdiction other than the laws of the State of Israel, and we express no opinion herein as to the effect of any other laws.

This opinion shall be governed by the laws of the State of Israel and interpreted in accordance with the laws of the State of Israel, without regard to the choice of laws principles of the State of Israel, as to all matters, including matters of validity, construction, affect, enforceability, performance and remedies and exclusive jurisdiction with respect thereto under all and any circumstances.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated into the Registration Statement and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued or promulgated thereunder.

This opinion is being delivered to you for your information in connection with the above matter and addresses matters only as of the date hereof and we assume no obligation to update (including, without limitation, with respect to any action which may be required in the future to perfect or continue the perfection of any security interest) or to supplement such opinions to reflect any fact or circumstance that hereafter may come to our attention or any change in law that hereafter may occur or become effective.

The opinions expressed herein represent the judgment of this law firm as to the legal matters addressed herein but they are not guarantees or warranties as to how a court might rule on such matters and should not be construed as such.

Very truly yours,

/s/ Agmon with Tulchinsky

Agmon with Tulchinsky